UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2020

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Suite 101, Richmond, Virginia 23226

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 404-9668

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Reorganization

As previously reported, on August 12, 2020, Bay Banks of Virginia, Inc. (“Bay Banks”) entered into an Agreement and Plan of Reorganization (the “Original Agreement”) with Blue Ridge Bankshares, Inc. (“Blue Ridge”). Pursuant to the Original Agreement, Bay Banks will merge with and into Blue Ridge, with Blue Ridge as the surviving corporation (the “Merger”). At or immediately following consummation of the Merger, Virginia Commonwealth Bank, the wholly-owned Virginia chartered commercial banking subsidiary of Bay Banks, will be merged with and into Blue Ridge Bank, National Association, Blue Ridge’s wholly-owned national bank subsidiary (“Blue Ridge Bank”), with Blue Ridge Bank as the surviving bank.

On November 6, 2020, Blue Ridge and Bay Banks entered into a First Amendment to the Original Agreement (the “First Amendment” and, together with the Original Agreement, the “Agreement”). The First Amendment provides that, upon completion of the Merger, the boards of directors of Blue Ridge and Blue Ridge Bank will be fixed at 15 directors (increased from 13 directors provided for in the Original Agreement), consisting of eight directors (increased from seven directors provided for in the Original Agreement) to be designated by Blue Ridge (including Larry Dees, the current chairman of the board of directors of Blue Ridge, who will continue to serve as chairman of the board of directors of Blue Ridge following consummation of the Merger, and Brian K. Plum, the current president and chief executive officer of Blue Ridge) and seven directors (increased from six directors provided for in the Original Agreement) to be designated by Bay Banks (including C. Frank Scott, III, the current chairman of the board of directors of Bay Banks and Randal R. Greene, the current president and chief executive officer of Bay Banks).

Other than as modified by the First Amendment, the Original Agreement remains in full force and effect as originally executed on August 12, 2020.

The foregoing description of the First Amendment and the Original Agreement is not complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 2.1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01, and to the Original Agreement, which was filed as Exhibit 2.1 to Bay Banks’s Current Report on Form 8-K filed on August 17, 2020.

The Agreement should not be read alone, but should instead be read in conjunction with other information regarding Blue Ridge, Bay Banks and their respective affiliates or their respective businesses, the Agreement and the Merger that will be contained in or incorporated by reference into the registration statement on Form S-4 of Blue Ridge that includes a preliminary prospectus of Blue Ridge and a preliminary joint proxy statement of Blue Ridge and Bay Banks, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Bay Banks makes with the Securities and Exchange Commission (the “SEC”).

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Blue Ridge has filed with the SEC a registration statement on Form S-4, which includes a preliminary joint proxy statement/prospectus. Blue Ridge and Bay Banks will deliver a definitive joint proxy statement/prospectus to their respective shareholders seeking their approval of the Merger and related matters. SECURITY HOLDERS OF BLUE RIDGE AND BAY BANKS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (WHEN IT BECOMES AVAILABLE) AND ANY OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING BLUE RIDGE, BAY BANKS AND THE PROPOSED MERGER TRANSACTION. Security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders will also be able to obtain these documents, once they are filed, free of charge, by requesting them in writing from Brian K. Plum, Blue Ridge Bankshares, Inc., 17 West Main Street, Luray, Virginia 22835, or by telephone at (540) 743-6521, or from Randal R. Greene, Bay Banks of Virginia, Inc., 1801 Bayberry Court, Richmond, Virginia 23226, or by telephone at (804) 435-1171.

Blue Ridge, Bay Banks and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Blue Ridge and Bay Banks in connection with the proposed Merger. Information about the directors and executive officers of Blue Ridge is set forth in Blue Ridge’s proxy statement in connection with its annual meeting of shareholders, as previously filed with the SEC on May 18, 2020. Information about the directors and executive officers of Bay Banks is set forth in Bay Banks’ proxy statement in connection with its annual meeting of shareholders, as previously filed with the SEC on April 29, 2020. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of each document as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1.1	First Amendment, dated as of November 6, 2020, to the Agreement and Plan of Reorganization, dated as of August 12, 2020, between Blue Ridge Bankshares, Inc. and Bay Banks of Virginia, Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Judy C. Gavant
Judy C. Gavant
Executive Vice President and
Chief Financial Officer

November 13, 2020